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                                                                    EXHIBIT 23.3


     I hereby consent to all references to me as a nominated director in the Registration Statement of Intra-Asia Entertainment Corporation and the Prospectus constituting a part thereof and hereby consent to serving as a director of Intra-Asia Entertainment Corporation effective upon the closing of the offering described in the Registration Statement.

                                        /s/ Ephraim Feig
                                        ------------------------
                                            Ephraim Feig



Date: 11/29/2001
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